UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2014

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 300

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2014, BSQUARE Corporation (the “Company”) appointed Martin L. Heimbigner as the Company’s Chief Financial Officer, effective as of November 3, 2014. Before joining Bsquare, Mr. Heimbigner was a partner at Pacific CFO Group, LLC from November 2012 to October 2014, where he served as an advisor and senior finance and accounting executive at client companies of the firm. From January 2003 to November 2012 Mr. Heimbigner was a consultant with Tatum LLC, where he similarly served in senior finance and accounting executive roles with client companies. From January 2009 to April 2010 Mr. Heimbigner was President, Chief Executive Officer and a director at City Bank (NASDAQ:CTBK). He has held other senior partner or financial leadership positions earlier in his career at companies including Demand Media (NYSE:DMD), Intelligent Results (acquired by First Data, NYSE:FSD), Airbiquity Inc., Washington Energy Company (NYSE:WECO), and KPMG. Mr. Heimbigner holds an Executive MBA from the University of Washington, and a Bachelor of Arts, Business Administration and Bachelor of Arts, Accounting from Washington State University. He is a Certified Public Accountant in Washington State.

Under the terms of an employment letter agreement between Mr. Heimbigner and the Company dated October 22, 2014 and attached to this report as Exhibit 10.1, Mr. Heimbigner will receive an annual salary of $260,000. He received a one-time hiring bonus of $8,000, and beginning in 2015 he will be eligible to receive an annual bonus under the Company’s Annual Executive Bonus Program equal to 50% of his annual salary at 100% achievement. He is eligible to participate in the Company’s employee benefits plans. In addition, the agreement entitles Mr. Heimbigner to an option to purchase 100,000 shares of the Company’s common stock, and a grant of 7,500 restricted stock units, each with a grant date of November 3, 2014. The option exercise price will be the closing price of the Company’s common stock on the grant date. The restricted stock units and options will vest as to 33% of the underlying shares on the grant date, with the balance vesting in equal monthly installments for two years thereafter.

If Mr. Heimbigner’s employment is terminated by the Company when neither cause (as defined in the employment letter agreement) nor long-term disability exists, then subject to his execution of a release of any employment-related claims, he will be entitled to receive severance equal to 9 months of his then annual base salary and a pro rata portion of his annual bonus as determined by the Company’s Compensation Committee, each payable on the Company’s regular payroll schedule. Immediately prior to a change of control of the Company (as defined in the employment letter agreement), all of Mr. Heimbigner’s unvested stock options and restricted stock shall become fully vested and immediately exercisable. In addition, if, within 12 months after a change of control of the Company, Mr. Heimbigner’s employment is terminated when neither cause nor long term disability exists or Mr. Heimbigner terminates his employment for good reason (as defined in the employment letter agreement), then subject to his execution of a release of any employment-related claims, he will be entitled to receive a one-time lump sum severance payment equal to 9 months of his then annual base salary plus 75% of his target annual bonus.

This description of Mr. Heimbigner’s employment letter agreement is qualified by reference to its full text, which is filed with this report as Exhibit 10.1 and incorporated herein by reference.

A copy of the Company’s press release announcing Mr. Heimbigner’s appointment is filed with this report as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment letter agreement dated October 22, 2014 with Martin L. Heimbigner

99.1	Press release dated October 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: October 28, 2014	By:	/s/ Jerry D. Chase
President and Chief Executive Officer